INDEPENDENT CONTRACTOR SERVICES AGREEMENT

     THIS AGREEMENT ("Agreement") is entered into as of the 11th day of August, 1994 by and between CHIPS AND TECHNOLOGIES, INC. ("Chips"), a Delaware corporation, having its principal place of business at 2950 Zanker Road, San Jose, California 95134, and JARRAT GLOBAL ENTERPRISES, INC. ("Contractor"), having its principal place of business at 470 Quail Ridge Road, Scotts Valley, CA 95066.

     1.   Engagement of Services.

          Contractor agrees to perform services for Chips as follows: Act as a business advisor to Chips, including but not limited to (1) being a sounding board to CEO and management team on critical business and organizational issues;
(2) engaging in monthly management business reviews and quarterly financial reviews; (3) assisting with long range planning, including corporate missions and strategy and (4) assisting with development of key U.S. and foreign corporate partners as well as key customer and supplier relationships.

Chips selected Contractor to perform these services based upon Chips receiving Henri Jarrat's personal service and therefore Contractor may not subcontract or otherwise delegate its obligations under this Agreement without Chips' prior written consent.

     2.   Compensation.

          Chips will pay Contractor a fee in the amount of Eight Thousand Dollars ($8,000.00) per month for services rendered by Contractor pursuant to this Agreement. In addition, Contractor will receive stock options in an amount to be determined by the Compensation Committee of Chips' Board of Directors. Contractor will be reimbursed for reasonable expenses incurred in connection with the performance of services under this Agreement, provided those expenses are approved by Chips' President or CFO. No travel expenses will be incurred by Contractor without the prior written consent of Chips' President or CFO.

     3.  Independent Contractor Relationship.

         Contractor and Chips understand, acknowledge and agree that Contractor's relationship with Chips will be that of an independent contractor, and nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship. Neither party shall have any right, power or authority to create any obligations, expressed or implied, on behalf of the other. Chips will make no withholding or deductions from any

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compensation paid to Contractor for taxes, insurance or the like.

     4.  Confidential Information.

     4.1 Contractor represents that his performance of all of the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data of a third party and Contractor will not disclose to Chips, or induce Chips to use, any confidential or proprietary information belonging to third parties unless such use or disclosure is authorized in writing by such owners.

     4.2 Contractor agrees during the term of this Agreement and thereafter to take all steps reasonably necessary to hold in trust and confidence information which he knows or has reason to know is considered confidential by Chips ("Confidential Information"). Contractor agrees to use the Confidential Information solely to perform his duties hereunder. Confidential Information includes, but is not limited to, technical and business information relating to Chips' inventions or products, research and development, manufacturing and engineering processes, and future business plans. Contractor's obligations with respect to the Confidential Information also extend to any third party's proprietary or confidential information disclosed to Contractor in the course of providing services to Chips. This obligation shall not extend to any information which becomes generally known to the public without breach of this Agreement. This obligation shall survive the termination of this Agreement.

     5. No Conflict of Interest. Contractor agrees during the term of this Agreement not to perform or accept work, enter into a contract, or accept an obligation inconsistent or incompatible with Contractor's obligations or the scope of services rendered for Chips under this Agreement. Unless Chips consents in writing, Contractor will not engage in any work in any capacity for any individual, company or entity that competes with Chips in any area or aspect of Chips' business.

     6. Return of Chips' Property. Contractor acknowledges that Chips' sole and exclusive property includes all documents, such as drawings, manuals, notebooks, reports, sketches, records, business plans, contracts, computer programs, employee lists, customer lists and the like in his custody or possession, whether delivered to Contractor by Chips or made by Contractor in the performance of services under this Agreement, relating to the business activities of Chips or its customers or suppliers and containing any information or data whatsoever, whether or not Confidential Information. Contractor agrees to deliver promptly all of Chips' property and all copies of Chips' property in

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Contractor's possession to Chips at any time upon Chips' request, and in any event immediately upon termination of this Agreement.

     7.  Termination - Noninterference with Business.

         7.1   Termination.  Either party may terminate this

Agreement at any time for any reason or for no reason upon thirty (30) days prior written notice to the other party.

         7.2 Noninterference with Business. During and for a period of two (2) years immediately following termination of this Agreement by either party, Contractor agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Chips.

     8.  General Provisions.

         8.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

         8.2 Entire Agreement. Except to the extent there may be other agreements relating solely to Henri Jarrat's service as a director of Chips, and except for any agreements related to stock options granted to Henri Jarrat in his capacity as a consultant for Chips, this Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.

         8.3 Waiver. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

         8.4 Assignment. Neither party may assign its rights or obligations arising under this Agreement without the other's prior written consent.

         8.5 Legal Fees. If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party in such proceeding shall be entitled to receive its reasonable attorneys' fees, expert witness fees and out-of-pocket

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costs incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

         8.6 Notices. All notices, requests and other communications required to be given under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given. Any such notice will be considered to have been given when received, or if mailed, five (5) business days after it was mailed, as evidenced by the postmark. The mailing address for notice to either party will be the address shown on the signature page of this Agreement. Either party may change its mailing address by notice as provided by this Section 8.6.

         8.7 Survival. The following provisions shall survive termination of this Agreement: Article 4 and Section 7.2.

         8.8 Term. This Agreement is effective as of August 11, 1994, and will terminate on November 10, 1996, unless terminated earlier in accordance with
Section 7.1 herein.

CHIPS:                           CONTRACTOR:

CHIPS AND TECHNOLOGIES, INC.     JARRAT GLOBAL ENTERPRISES,

                                      INC.

By   /s/  Jim Stafford          By   /s/ Henri A. Jarrat
   ___________________________     __________________________
       Jim Stafford                     Henri A. Jarrat
       President and CEO                President